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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan of our report dated March 2, 2000, with respect to the consolidated financial statements of CV Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
October 30, 2000